Exhibit 99.1

EARNINGS RELEASE FOR THE QUARTER ENDED MARCH 31, 2022

FOX REPORTS THIRD QUARTER FISCAL 2022

REVENUES OF $3.46 BILLION

NEW YORK, NY, May 10, 2022 – Fox Corporation (Nasdaq: FOXA, FOX) (“FOX” or the “Company”) today reported financial results for the three months ended March 31, 2022.

The Company reported total quarterly revenues of $3.46 billion, a 7% increase from the $3.22 billion reported in the prior year quarter. Affiliate revenues increased 5% with 8% growth at the Television segment and 3% growth at the Cable Network Programming segment. Advertising revenues increased 9%, primarily due to stronger pricing and higher ratings at FOX News Media and continued growth at Tubi. Other revenues increased 18%, driven by the timing of sports sublicensing revenues at the Cable Network Programming segment, which were impacted by Coronavirus Disease 2019 (“COVID-19”) in the prior year quarter, and the impact of the consolidation of entertainment production companies at the Television segment.

The Company reported quarterly net income of $290 million as compared to the $582 million reported in the prior year quarter. The variance was primarily due to the change in fair value of the Company’s investments recognized in Other, net. Net Income attributable to Fox Corporation stockholders was $283 million ($0.50 per share) as compared to the $567 million ($0.96 per share) reported in the prior year quarter. Adjusted net income attributable to Fox Corporation stockholders1 was $459 million ($0.81 per share) as compared to the $523 million ($0.88 per share) reported in the prior year quarter.

Quarterly Adjusted EBITDA2 was $811 million, compared to the $899 million reported in the prior year quarter, as the revenue increases noted above were more than offset by higher expenses. The increase in expenses primarily reflects increased digital investment, higher sports programming rights amortization and production costs, and the write-down of certain scripted entertainment programming.

Commenting on the results, Executive Chair and Chief Executive Officer Lachlan Murdoch said:

“FOX’s third quarter results again demonstrate our capacity to deliver sustained and consistently strong revenue growth. Our 7% topline growth in the quarter was propelled by pricing strength in both distribution and advertising revenues across our leadership brands, complemented by the powerful momentum we continue to see at Tubi. In the three years since the formation of FOX we have seen rapid industry change. Our focused portfolio and clear strategy underpin our success today and continue to distinguish FOX from its peers. The power of our brands and the scaled audiences that they serve continue to provide a uniquely strong platform to strategically manage our businesses for long-term growth in a thoughtful and disciplined manner.”

[1]

Excludes net income effects of Impairment and restructuring charges, adjustments to Equity (losses) earnings of affiliates, Other, net and tax provision adjustments. See Note 1 for a description of adjusted net income and adjusted earnings per share attributable to Fox Corporation stockholders, which are considered non-GAAP financial measures, and a reconciliation of reported net income and earnings per share attributable to Fox Corporation stockholders to adjusted net income and adjusted earnings per share attributable to Fox Corporation stockholders.

[2]	Adjusted EBITDA is considered a non-GAAP financial measure. See Note 2 for a description of Adjusted EBITDA and a reconciliation of net income to Adjusted EBITDA.

EARNINGS RELEASE FOR THE QUARTER ENDED MARCH 31, 2022

REVIEW OF OPERATING RESULTS

	Three Months Ended March 31,		Nine Months Ended March 31,
	2022	2021	2022	2021

	$ Millions
Revenues by Component:

Affiliate fee	$1,797	$1,719	$5,152	$4,770
Advertising	1,307	1,198	4,845	4,449
Other	351	298	944	800

Total revenues	$3,455	$3,215	$10,941	$10,019

Segment Revenues:

Cable Network Programming	$1,583	$1,471	$4,637	$4,284
Television	1,820	1,695	6,160	5,601
Other, Corporate and Eliminations	52	49	144	134

Total revenues	$3,455	$3,215	$10,941	$10,019

Adjusted EBITDA:

Cable Network Programming	$864	$850	$2,306	$2,202
Television	35	135	121	407
Other, Corporate and Eliminations	(88)	(86)	(242)	(239)

Adjusted EBITDA[3]	$811	$899	$2,185	$2,370

Depreciation and amortization:

Cable Network Programming	$16	$16	$43	$41
Television	28	26	82	77
Other, Corporate and Eliminations	48	36	139	98

Total depreciation and amortization	$92	$78	$264	$216

[3]	Adjusted EBITDA is considered a non-GAAP financial measure. See Note 2 for a description of Adjusted EBITDA and a reconciliation of net income to Adjusted EBITDA.

EARNINGS RELEASE FOR THE QUARTER ENDED MARCH 31, 2022

CABLE NETWORK PROGRAMMING

	Three Months Ended March 31,		Nine Months Ended March 31,
	2022	2021	2022	2021

	$ Millions
Revenues
Affiliate fee	$1,097	$1,068	$3,162	$2,969
Advertising	339	283	1,104	1,023
Other	147	120	371	292

Total revenues	1,583	1,471	4,637	4,284
Operating expenses	(580)	(505)	(1,940)	(1,725)
Selling, general and administrative	(144)	(122)	(405)	(374)
Amortization of cable distribution investments	5	6	14	17

Segment EBITDA	$864	$850	$2,306	$2,202

Cable Network Programming reported quarterly segment revenues of $1.58 billion, an increase of $112 million or 8% from the amount reported in the prior year quarter. Advertising revenues increased $56 million or 20%, primarily due to continued strength in pricing and higher ratings, partially offset by the impact of higher preemptions associated with breaking news coverage at FOX News Media. Affiliate revenues increased $29 million or 3%, primarily due to contractual price increases. Other revenues increased $27 million or 23%, driven by the timing of sports sublicensing revenues, which were impacted by COVID-19 in the prior year quarter, and higher FOX Nation subscription revenues.

Cable Network Programming reported quarterly segment EBITDA of $864 million, an increase of $14 million or 2%, as the revenue increases noted above were partially offset by higher expenses. The increase in expenses primarily reflects the timing of sports programming rights amortization at the national sports networks and increased digital investment at FOX News Media.

EARNINGS RELEASE FOR THE QUARTER ENDED MARCH 31, 2022

TELEVISION

	Three Months Ended March 31,		Nine Months Ended March 31,
	2022	2021	2022	2021

	$ Millions
Revenues
Advertising	$969	$915	$3,742	$3,426
Affiliate fee	700	651	1,990	1,801
Other	151	129	428	374

Total revenues	1,820	1,695	6,160	5,601
Operating expenses	(1,557)	(1,359)	(5,392)	(4,613)
Selling, general and administrative	(228)	(201)	(647)	(581)

Segment EBITDA	$35	$135	$121	$407

Television reported quarterly segment revenues of $1.82 billion, an increase of $125 million or 7% from the amount reported in the prior year quarter. Advertising revenues increased $54 million or 6%, primarily due to continued growth at Tubi, continued strength in pricing at the FOX Network, and the impact of the additional week to the NFL regular season, partially offset by the absence of the rotating NFL Divisional playoff game in the current year quarter and softer entertainment ratings at the FOX Network. Affiliate revenues increased $49 million or 8%, driven by increases in fees from third-party FOX affiliates and higher average rates at the Company’s owned and operated television stations. Other revenues increased $22 million or 17%, primarily due to the impact of the consolidation of MarVista Entertainment, TMZ and Studio Ramsay Global.

Television reported quarterly segment EBITDA of $35 million, compared to the $135 million reported in the prior year quarter, as the revenue increases noted above were more than offset by higher expenses. The increase in expenses primarily reflects increased digital investment at Tubi and higher programming rights amortization and production costs at FOX Sports, as well as an approximately $30 million write-down of certain scripted programming at FOX Entertainment.

EARNINGS RELEASE FOR THE QUARTER ENDED MARCH 31, 2022

SHARE REPURCHASE PROGRAM

The Company has authorized a $4 billion stock repurchase program. To date, the Company has repurchased $1.69 billion of its Class A common stock and $709 million of its Class B common stock.

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “may,” “will,” “should,” “likely,” “anticipates,” “expects,” “intends,” “plans,” “projects,” “believes,” “estimates,” “outlook” and similar expressions are used to identify these forward-looking statements. These statements are based on management’s current expectations and beliefs and are subject to uncertainty and changes in circumstances. Actual results may vary materially from those expressed or implied by the statements in this press release due to changes in economic, business, competitive, technological, strategic and/or regulatory factors and other factors affecting the operation of the Company’s businesses, including the impact of COVID-19 and other widespread health emergencies or pandemics and measures to contain their spread. More detailed information about these factors is contained in the documents the Company has filed with or furnished to the Securities and Exchange Commission (the “SEC”), including the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2021 filed with the SEC on August 10, 2021, and subsequent Quarterly Reports on Form 10-Q.

Statements in this press release speak only as of the date they were made, and the Company undertakes no duty to update or release any revisions to any forward-looking statement made in this press release or to report any events or circumstances after the date of this press release or to reflect the occurrence of unanticipated events or to conform such statements to actual results or changes in the Company’s expectations, except as required by law.

To access a copy of this press release through the Internet, access Fox Corporation’s corporate website located at http://www.foxcorporation.com.

CONTACTS

Joe Dorrego, Investor Relations	Brian Nick, Press Inquiries
212-852-7856	310-369-3545

Dan Carey, Investor Relations	Lauren Townsend, Press Inquiries
212-852-7955	310-369-2729

EARNINGS RELEASE FOR THE QUARTER ENDED MARCH 31, 2022

CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended March 31,		Nine Months Ended March 31,
	2022	2021	2022	2021

	$ Millions, except per share amounts
Revenues	$3,455	$3,215	$10,941	$10,019

Operating expenses	(2,164)	(1,885)	(7,402)	(6,399)
Selling, general and administrative	(485)	(437)	(1,368)	(1,267)
Depreciation and amortization	(92)	(78)	(264)	(216)
Impairment and restructuring charges	—	—	—	(35)
Interest expense, net	(91)	(98)	(285)	(293)
Other, net[4]	(233)	61	(375)	752

Income before income tax expense	390	778	1,247	2,561
Income tax expense	(100)	(196)	(322)	(632)

Net income	290	582	925	1,929

Less: Net income attributable to noncontrolling interests	(7)	(15)	(26)	(32)

Net income attributable to Fox Corporation stockholders	$283	$567	$899	$1,897

Weighted average shares:	567	593	573	598

Net income attributable to Fox Corporation stockholders per share:	$0.50	$0.96	$1.57	$3.17

[4]	Other, net presented above includes Equity losses of affiliates.

EARNINGS RELEASE FOR THE QUARTER ENDED MARCH 31, 2022

CONSOLIDATED BALANCE SHEETS

	March 31, 2022	June 30, 2021

	$ Millions
Assets:
Current assets:
Cash and cash equivalents	$4,634	$5,886
Receivables, net	2,338	2,029
Inventories, net	786	729
Other	158	105

Total current assets	7,916	8,749

Non-current assets:
Property, plant and equipment, net	1,646	1,708
Intangible assets, net	3,176	3,154
Goodwill	3,560	3,435
Deferred tax assets	3,619	3,822
Other non-current assets	2,099	2,058

Total assets	$22,016	$22,926

Liabilities and Equity:
Current liabilities:
Borrowings	$—	$749
Accounts payable, accrued expenses and other current liabilities	2,121	2,253

Total current liabilities	2,121	3,002

Non-current liabilities:
Borrowings	7,205	7,202
Other liabilities	1,297	1,336
Redeemable noncontrolling interests	175	261
Commitments and contingencies

Equity:
Class A common stock, $0.01 par value	3	3
Class B common stock, $0.01 par value	3	3
Additional paid-in capital	9,195	9,453
Retained earnings	2,300	1,982
Accumulated other comprehensive loss	(301)	(318)

Total Fox Corporation stockholders’ equity	11,200	11,123
Noncontrolling interests	18	2

Total equity	11,218	11,125

Total liabilities and equity	$22,016	$22,926

EARNINGS RELEASE FOR THE QUARTER ENDED MARCH 31, 2022

CONSOLIDATED STATEMENTS OF CASH FLOWS

	Nine Months Ended March 31,
	2022	2021

	$ Millions
Operating Activities:
Net income	$925	$1,929
Adjustments to reconcile net income to cash provided by operating activities
Depreciation and amortization	264	216
Amortization of cable distribution investments	14	17
Impairment and restructuring charges	—	35
Equity-based compensation	75	112
Other, net	375	(752)
Deferred income taxes	195	528
Change in operating assets and liabilities, net of acquisitions and dispositions
Receivables and other assets	(309)	(382)
Inventories net of program rights payable	(156)	257
Accounts payable and accrued expenses	(205)	88
Other changes, net	(227)	(182)

Net cash provided by operating activities	951	1,866

Investing Activities:
Property, plant and equipment	(191)	(333)
Acquisitions, net of cash acquired	(243)	—
Proceeds from dispositions, net	82	93
Purchase of investments	(28)	(86)
Other investing activities, net	(6)	(3)

Net cash used in investing activities	(386)	(329)

Financing Activities:
Repayment of borrowings	(750)	—
Repurchase of shares	(748)	(713)
Non-operating cash flows from The Walt Disney Company	—	113
Settlement of Divestiture Tax Prepayment	—	462
Dividends paid and distributions	(295)	(182)
Purchase of subsidiary noncontrolling interest	—	(67)
Other financing activities, net	(24)	(30)

Net cash used in financing activities	(1,817)	(417)

Net (decrease) increase in cash and cash equivalents	(1,252)	1,120
Cash and cash equivalents, beginning of year	5,886	4,645

Cash and cash equivalents, end of period	$4,634	$5,765

EARNINGS RELEASE FOR THE QUARTER ENDED MARCH 31, 2022

NOTE 1 – ADJUSTED NET INCOME AND ADJUSTED EPS

The Company uses net income and earnings per share (“EPS”) attributable to Fox Corporation stockholders excluding net income effects of Impairment and restructuring charges, adjustments to Equity (losses) earnings of affiliates, Other, net, and tax provision adjustments (“Adjusted Net Income” and “Adjusted EPS” respectively) to evaluate the performance of the Company’s operations exclusive of certain items that impact the comparability of results from period to period.

Adjusted Net Income and Adjusted EPS may not be comparable to similarly titled measures reported by other companies. Adjusted Net Income and Adjusted EPS are not measures of performance under GAAP and should be considered in addition to, and not as substitutes for, net income attributable to Fox Corporation stockholders and EPS as reported in accordance with GAAP. However, management uses these measures in comparing the Company’s historical performance and believes that they provide meaningful and comparable information to management, investors and equity analysts to assist in their analysis of the Company’s performance relative to prior periods and the Company’s competitors.

The following table reconciles net income and EPS attributable to Fox Corporation stockholders to Adjusted Net Income and Adjusted EPS for the three months ended March 31, 2022 and 2021:

	Three Months Ended
	March 31, 2022		March 31, 2021
	Income	EPS	Income	EPS

	$ Millions, except per share data
Net income	$290		$582
Less: Net income attributable to noncontrolling interests	(7)		(15)

Net income attributable to Fox Corporation stockholders	$283	$0.50	$567	$0.96
Other, net[5]	234	0.41	(61)	(0.10)

Tax provision	(58)	(0.10)	17	0.03

Rounding	—	—	—	(0.01)

As adjusted	$459	$0.81	$523	$0.88

[5]	Other, net presented above excludes Equity losses of affiliates.

EARNINGS RELEASE FOR THE QUARTER ENDED MARCH 31, 2022

NOTE 2 – ADJUSTED EBITDA

Adjusted EBITDA is defined as Revenues less Operating expenses and Selling, general and administrative expenses. Adjusted EBITDA does not include: Amortization of cable distribution investments, Depreciation and amortization, Impairment and restructuring charges, Interest expense, net, Other, net and Income tax expense.

Management believes that information about Adjusted EBITDA assists all users of the Company’s Unaudited Consolidated Financial Statements by allowing them to evaluate changes in the operating results of the Company’s portfolio of businesses separate from non-operational factors that affect net income, thus providing insight into both operations and the other factors that affect reported results. Adjusted EBITDA provides management, investors and equity analysts a measure to analyze the operating performance of the Company’s business and its enterprise value against historical data and competitors’ data, although historical results, including Adjusted EBITDA, may not be indicative of future results (as operating performance is highly contingent on many factors, including customer tastes and preferences and the impact of COVID-19 and other widespread health emergencies or pandemics and measures to contain their spread).

Adjusted EBITDA is considered a non-GAAP financial measure and should be considered in addition to, not as a substitute for, net income, cash flow and other measures of financial performance reported in accordance with GAAP. In addition, this measure does not reflect cash available to fund requirements and excludes items, such as depreciation and amortization and impairment charges, which are significant components in assessing the Company’s financial performance. Adjusted EBITDA may not be comparable to similarly titled measures reported by other companies.

The following table reconciles net income to Adjusted EBITDA for the three and nine months ended March 31, 2022 and 2021:

	Three Months Ended March 31,		Nine Months Ended March 31,
	2022	2021	2022	2021

	$ Millions
Net Income	$290	$582	$925	$1,929
Add:
Amortization of cable distribution investments	5	6	14	17
Depreciation and amortization	92	78	264	216
Impairment and restructuring charges	—	—	—	35
Interest expense, net	91	98	285	293
Other, net	233	(61)	375	(752)
Income tax expense	100	196	322	632

Adjusted EBITDA	$811	$899	$2,185	$2,370